   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1996
                                                  REGISTRATION NO. 333-16111

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           __________________________

                           PRE-EFFECTIVE AMENDMENT
                                    NO.1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           __________________________

                         SYLVAN LEARNING SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                                              52-1492296
(STATE OF INCORPORATION)                                   (I.R.S. EMPLOYER
                                                          IDENTIFICATION NO.)

                               9135 GUILFORD ROAD
                            COLUMBIA, MARYLAND 21046
                                 (410) 880-0889
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DOUGLAS L. BECKER
              PRESIDENT, CO-CHIEF EXECUTIVE OFFICER AND SECRETARY
                         SYLVAN LEARNING SYSTEMS, INC.
                               9135 GUILFORD ROAD
                            COLUMBIA, MARYLAND 21046
                                 (410) 880-0889
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

      COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO
                   THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                           RICHARD C. TILGHMAN, JR.
                            JILL CANTOR NORD, ESQ.
                                PIPER & MARBURY
                            36 SOUTH CHARLES STREET
                          BALTIMORE, MARYLAND  21201
                                (410) 539-2530

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE
CHECK THE FOLLOWING BOX:   [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933,OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X] _________________________

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING
PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================

TITLE OF                        PROPOSED MAXIMUM
SHARES                             AGGREGATE                     AMOUNT OF
TO BE REGISTERED                 OFFERING PRICE               REGISTRATION FEE
-------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE         $17,196,501                   $5,930
===============================================================================


(1) PAID WITH FILING OF THIS REGISTRATION STATEMENT ON FORM S-3 ON NOVEMBER 14, 1996.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                           SUBJECT TO COMPLETION
                                                               NOVEMBER 20, 1996

PROSPECTUS



                                 544,486 SHARES


                         SYLVAN LEARNING SYSTEMS, INC.


                                  COMMON STOCK

                                  ___________

   The shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") covered by this Prospectus are outstanding shares which may be offered and sold from time to time by the stockholder named herein. See "Selling Stockholder." The Company will not receive any proceeds from the sale of the shares by the Selling Stockholder.

   The Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." On November 19, 1996 the last sale price for the Common Stock as reported on the Nasdaq National Market was $29.00 per share.

   The Selling Stockholder named herein or any transferees or other successors in interest, directly or through dealers or underwriters to be designated, may sell the Common Stock from time to time in a single block to a broker-dealer acting as principal, in one or more transactions on the Nasdaq National Market or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholders other than underwriting discounts and commissions and transfer taxes, if any. Such expenses to be borne by the Company are estimated at $26,000.

   The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the 1933 Act.

                                  ___________


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  ___________


               The date of this Prospectus is November   , 1996.

--------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by the Company with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

   2. The Company's Current Report on Form 8-K dated September 27, 1996, relating to the Company's declaration of a three-for-two stock split in the form of a stock dividend and the adoption of a Shareholder Rights Plan.

   3. The Company's Registration Statement on Form 8-A, filed on October 29, 1996, registering the Preferred Share Purchase Rights to be distributed in connection with the Company's Shareholder Rights Plan.

   4. The Company's Current Report on Form 8-K dated November 8, 1996, relating to the Company investment in Jostens Learning Corporation.

   5. The description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and

   6. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 9135 Guilford Road, Columbia, Maryland 21046, Attention: Chief Financial Officer, telephone:
(410)880-0889.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

   Sylvan Learning Systems, Inc. (the "Company" or "Sylvan") is a leading international private provider of educational and computer-based testing services. The Company delivers a broad array of supplemental and remedial educational services and computer-based testing through three principal divisions. Through its Core Educational Services division, the Company designs and delivers individualized tutorial services to school-age children through its 608 franchised and Company-owned Sylvan Learning Centers in 50 states, five Canadian provinces, and Hong Kong. The Company's Testing Services division administers computer-based tests for major corporations, professional associations and government agencies through its network of centers ("Technology Centers"), which are located throughout the world. In addition, the Company's Contract Educational Services division offers educational services to public and non-public school districts receiving funding under federal and state programs and provides contract educational and training services on-site to employees of large corporations. In 1995, total system-wide revenues were approximately $194.1 million, composed of $132.1 million from core educational services ($115.3 million from franchised Learning Centers and $16.8 million from Company-owned Learning Centers, product sales and franchise sales fees), $34.6 million from testing services and $27.4 million from contract educational services.

   Sylvan has developed a proprietary program that enables professionals throughout the Sylvan Learning Center network to deliver consistent, high quality, individualized tutoring. During the 15 years of Sylvan Learning Center operations, more than 600,000 students have completed the Sylvan tutorial program. From the end of 1991, during which year the current management of the Company assumed control, through 1995, average monthly royalties from franchised Learning Centers grew approximately 65%, primarily because of a wider array of services offered and increased student enrollment.

   Sylvan began providing computer-based testing services in 1992. The Company's testing services revenues grew from $3.6 million in 1993 to $34.6 million in 1995. With its acquisition of Drake Prometric, L.P. in December 1995, Sylvan has established a worldwide network of computer-based testing centers and has the current capacity to deliver more than 1.6 million computer-based tests annually through 1,218 Technology Centers. The Company serves as the exclusive commercial provider of computer-based standardized tests currently administered by Educational Testing Service ("ETS"), the leading educational testing organization in the United States. ETS develops and administers more than 9.5 million tests annually. The Company currently offers the Graduate Record Exam ("GRE"), the registered and practical nurses licensing exam ("NCLEX") and the National Teachers Exam (the "PRAXIS" series). Sylvan expects to begin offering the computer-based version of the Graduate Management Admissions Test ("GMAT"), the graduate business school entrance examination, in October 1997. In addition, the Company entered into a ten-year contract with ETS to develop test sites and provide computer-based testing internationally, and initial testing under this contract began in early 1995. ETS has stated its intention to make computer-based testing available through Sylvan in 170 countries by 1997. The Company also offers computer-based tests for organizations licensing or certifying pilots, airplane mechanics, life insurance agents and pathology laboratory technicians and recently began offering computer-based tests for Novell certification.

   Sylvan offers its educational services under contract to public and non-public school districts receiving funds under federal and state educational programs. The Company's revenues from contract educational services grew from $13.6 million to $27.4, or 102%, from 1994 to 1995. The Title I program, administered by the U.S. Department of Education, allocated approximately $6.6 billion during the 1995-96 school year to local school districts through state governments to provide supplemental and remedial educational services to academically and economically disadvantaged students attending public and non-public schools. As of December 31, 1995, the Company had contracts to provide remedial educational services to an aggregate of 52 public schools located in Baltimore and other Maryland school districts, the District of Columbia, Ohio, Pennsylvania, Texas, Florida, Minnesota, Delaware, New Jersey and, pursuant to a contract executed in July 1995, Chicago, Illinois. In addition, Sylvan offers its contract educational services to adults in the corporate workplace through its PACE subsidiary and its Sylvan-At-Work program.

   The Company's principal executive offices are located at 9135 Guilford Road, Columbia, Maryland 21046, telephone (410) 880-0889; and, as of November 22, 1996, will be located at 1000 Lancaster Street, Baltimore, Maryland 21231, (410) 843-8000.

                                USE OF PROCEEDS

   All of the proceeds from the sale of the shares of the Company's Common Stock offered hereby will be received by the Selling Stockholder. The Company will receive none of the proceeds from the sale of the shares of Common Stock.

                              SELLING STOCKHOLDER

   The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the Selling Stockholder prior to this offering, the maximum number of shares of Common Stock to be sold by JLC Learning Corporation (the "Selling Stockholder") hereby, and the beneficial ownership of the Company's Common Stock by the Selling Stockholder after this offering, assuming that all shares of Common Stock offered hereby are sold.


                                           Shares Beneficially
                                              Owned Prior to          Share to       Shares Beneficially
                                                 Offering            Be Sole In      Owned After Offering
                                          ----------------------      This          ---------------------
Name and Address of Selling Stockholder     Number       Percent     Offering        Number       Percent
---------------------------------------   --------       -------    -----------      ------       -------
JLC Learning Corporation                   544,486        2.3%        544,486          --            --
9920 Pacific Heights Boulevard,
San Diego, California 92121

   The Selling Stockholder acquired its shares of Common Stock pursuant to a Securities Purchase Agreement (the "JLC Agreement"), dated as of November 1, 1996 by and among the Company, the Selling Stockholder, JLC Holdings, Inc. ("Holdings") and Software Systems Corp. Pursuant to the JLC Agreement, the Company purchased 20,600 shares of Series A Preferred Stock of the Selling Stockholder and a warrant exercisable for shares of Common Stock of Holdings and was assigned by the Selling Stockholder all of the shares of Preferred Stock of Academic Systems Corporation owned by the Selling Stockholder (collectively, the "JLC Securities") at an aggregate purchase price of $20,600,000. The purchase price was paid $5,000,000 in cash and 544,486 shares of Common Stock. The number of shares of Common Stock issued to the Selling Stockholder pursuant to the JLC Agreement (the "Shares") represents that number of shares of Common Stock needed to generate net proceeds of $15,600,000 to the Selling Stockholder, after payment by the Selling Stockholder of sales commissions. The Company agreed to file a Registration Statement covering all of the Shares as soon as practicable after consummation of its purchase of the JLC Securities. No officer, director, employee or affiliate of the Selling Stockholder is employed by or an affiliate of the Company.

                              PLAN OF DISTRIBUTION

   The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Common Stock offered hereby will be sold by the Selling Stockholder acting as principal for its own account and the Company will not receive any of the proceeds from the sale by the Selling Stockholder of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

   The shares of the Common Stock offered hereby may be sold from time to time by the Selling Stockholder, or by transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Any or all of the shares of Common Stock offered hereby may be sold by one or more of the following:P (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) an exchange distribution in accordance with the rules of such exchange; and
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholder in amounts to be negotiated prior to the sale. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

   The Selling Stockholder and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the 1933 Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the 1933 Act. The Commons Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholder and underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

   At the time a particular offer of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

   The Selling Stockholder will pay all applicable stock transfer taxes, transfer fees and commissions or discounts. The Company has agreed to bear the cost of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered hereby under federal and state securities laws. The Company has agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities, inclding liabilities arising under the 1933 Act.

                                 LEGAL MATTERS

   The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

   The consolidated financial statements and schedule of Sylvan Learning Systems, Inc. appearing in the Annual Report of Sylvan Learning Systems, Inc. (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

=========================================================================

          No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.

                         _____________________________


                               TABLE OF CONTENTS

                                                             PAGE
                                                             ----
Available Information ....................................    2
Incorporation of Certain Documents by Reference ..........    2
The Company ..............................................    3
Use of Proceeds ..........................................    4
Selling Stockholder ......................................    4
Plan of Distribution .....................................    4
Legal Matters ............................................    5
Experts ..................................................    5


                               544,486 SHARES

                               SYLVAN LEARNING
                                 SYSTEMS, INC.


                                 COMMON STOCK



                                   PROSPECTUS



                                 NOVEMBER   , 1996


================================================================================

                    INFORMATION NOT REQUIRED IN PROSPECTUS

        ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


        Filing Fee-Securities and Exchange Commission..  $ 5,930.00
        Nasdaq Listing Fees............................   10,889.72
        Fees and Expenses of Counsel...................    5,000.00
        Miscellaneous Expenses.........................    4,180.28
                                                         ----------
        TOTAL                                            $26,000.00
                                                         ----------

        ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

        The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

        ITEM 16.  EXHIBITS.


Exhibit No.                Description
-----------                -----------
   3.1       Articles of Amendment and Restatement*
   3.2       Articles Supplementary for Series A Junior Participating Preferred
             Stock
   3.2       Amended and Restated By-Laws*
   4.1       Specimen Stock Certificate*
   4.2       Stockholders' Agreement dated as of January 26, 1993 by and among the Registrant, Certain Stockholders and the Investors named therein.*
   4.3       Securities Purchase Agreement dated as of November 1, 1996 by and among the Registrant, JLC Learning Corporation, JLC Holdings, Inc.
             Software Systems Corp.**
   5.1       Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.
  23.1       Consent of Ernst & Young LLP.


---------------
*  Incorporated by reference from the Registrant's Registration
     Statement on Form S-1 (No. 33-69558), filed on September 28, 1993. ** To be filed by amendment.

        ITEM 17.  UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

        (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on this 20th day of November, 1996.


                                       SYLVAN LEARNING SYSTEMS, INC.


                                       By  /s/ R. Christopher Hoehn-Saric
                                          -------------------------------
                                          R. Christopher Hoehn-Saric, Chairman
                                            of the Board and Co-Chief Executive
                                            Officer





        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                        Title                        Date
         ---------                        -----                        -----
                                  Co-Chief Executive Officer and
                                  Chairman of the Board of
/s/ R. Christopher Hoehn-Saric    Directors                            November 20, 1996
------------------------------    (Principal Executive Officer)
R. Christopher Hoehn-Saric


                                  Co-Chief Executive Officer
 /s/ Douglas L. Becker            President, Secretary and             November 20, 1996
------------------------------    Director
Douglas L. Becker


                                  Chief Financial Officer
/s/ B. Lee McGee                  (Principal Financial and             November 20, 1996
------------------------------    Accounting Officer)
B. Lee McGee



/s/ Donald V. Berlanti*           Director                             November 20, 1996
------------------------------
Donald V. Berlanti



                                  Director                             November   , 1996
------------------------------
R. William Pollock



                                  Director                             November   , 1996
------------------------------
Patrick A. Hopf


/s/ J. Phillip Samper*       Director                         November 20, 1996
--------------------------
J. Phillip Samper


/s/ Nancy A. Cole*           Director                         November 20, 1996
--------------------------
Nancy A. Cole


/s/ James H. McGuire*        Director                         November 20, 1996
--------------------------
James H. McGuire

*By /s/ R. Christopher Hoehn-Sarie
    ------------------------------
    Attorney-in-Fact

                                 EXHIBIT INDEX

                                                           Sequentially
Exhibit No.                Description                     Numbered Page
-----------                -----------                     -------------
     3.1       Articles of Amendment and Restatement*
     3.2       Articles Supplementary for Series A
               Junior Participating Preferred Stock***
     3.3       Amended and Restated By-Laws*
     4.1       Specimen Stock Certificate*
     4.2       Stockholders' Agreement dated as of
               January 26, 1993 by and among the
               Registrant, Certain Stockholders and
               the Investors named therein.*
     4.3       Securities Purchase Agreement dated as
               of November 1, 1996 by and among the
               Registrant, JLC Learning Corporation,
               JLC Holdings, Inc. and Software
               Systems Corp.**
     5.1       Opinion of Piper & Marbury L.L.P.***
               regarding the legality of the
               securities being registered.
    23.1       Consent of Ernst & Young LLP.
             ---------------------------------------

*  Incorporated by reference from the Registrant's Registration
      Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.
** Filed previously with Registration Statement on November 14, 1996. ***Incorporated by reference from the Registrant's Current Report on Form 8-K, dated November 1, 1996 and filed on November 20, 1996.